Exhibit 10.1

November 11, 2020

Warwink Properties, LLC

500 W. Texas Ave., Ste 890

Midland, TX 79701

McCabe Petroleum Corporation

PO BOX 11188

Midland, TX 79702

Attention:	Mr. John Brda
Mr. Greg McCabe

RE: Letter Agreement

Gentlemen,

This letter reflects additional terms of our agreement regarding the sale of oil and gas assets, as referenced in the Assignment, Bill of Sale and Conveyance dated November 11, 2020 and executed contemporaneous with this letter (“Assignment”). The terms contained in this letter are intended to supplement the terms contained in the Assignment.

MECO IV, LLC (“MECO”) is purchasing from Warwink Properties, LLC and McCabe Petroleum Corporation (collectively “Seller”) all of their right, title and interest under the Warwink prospect in Winkler County, Texas, as said assets are more particularly described in the Assignment (the “Assets”).

The parties have agreed:

1.	The purchase price shall be $450,000.00 US (“Purchase Price”). The purchase price shall be allocated $100,000.00 to McCabe Petroleum Corporation and $350,000.00 to Warwink Properties, LLC.

2.	As part of this transaction, MECO requires both McCabe Petroleum and Warwink Properties, LLC to sell their interest in the properties. McCabe Petroleum hereby directs MECO to pay its share of the Purchase Price to Warwink Properties, LLC. Any positive or negative adjustments to the Purchase Price attributable to the apportionment of pre and post Effective Date revenues and expenses shall be solely for the accounts of Warwink Properties, LLC and MECO.

3.	The effective date of purchase and apportionment of revenues and expenses, for production purposes shall be 7:00 a.m., November 1, 2020 (“Effective Date”).

4.	Closing shall occur on November 11, 2020. Closing shall be subject to the execution of (i) an Assignment and Bill of Sale in the form attached hereto as Exhibit A, and (ii) a Preliminary Settlement Statement in the form attached hereto as Exhibit B. Within 60 days after the closing, MECO shall provide Sellers with a Final Settlement Statement, reconciling all remaining pre and post Effective Date costs and expenses. The parties shall negotiate the Final Settlement Statement in good faith and once agreed upon, the Final Settlement Statement shall be a final accounting between the parties with respect to this transaction. All amounts due to Warwink Properties will be paid promptly thereafter. Provided, however, and for the avoidance of doubt, even though the parties anticipate that some amount will be due to Warwink Properties, should the accounting determine otherwise, Warwink Properties will have no obligation to pay any amounts to MECO with respect to the transaction.

5.	Seller shall have the right, for a period of ninety days from the date hereof, to present MECO with a bona fide, written offer from a third party, to purchase the Assets and all of MECO’s interests in the Warwink prospect and more particularly, MECO’s interests in and under the wells and leases that comprise the Assets, provided that the offer is not from a party with leasehold interests within three miles of any of the Assets, and (ii) the decision of whether to accept the offer is solely MECO’s. Should MECO, in its sole discretion accept such third party offer and should such transaction close with such third party, then in the event the consideration for such transaction, as allocated to the Assets, exceeds the purchase price set forth above, as adjusted for interim net cash flows “Adjusted Purchase Price”, then Seller shall be entitled to a finder’s fee equal to one half of the positive difference between the Adjusted Purchase Price and the Purchase Price (as adjusted at the closing between MECO and Seller).

Please confirm your agreement to the terms of this letter agreement by signing below.

Sincerely,

MECO IV, LLC

___/s/ Sam D. Winegrad ________

Name: Sam D. Winegrad

Title: Manager

Agreed to and Accepted November 11, 2020:

WARWINK PROPERTIES, LLC

__/s/ John Brda__________________

Name: John Brda

Title: President

MCCABE PETROLEUM CORPORATION

___/s/ Greg McCabe______________

Name: Greg McCabe

Title: President

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